UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020 (July 4, 2020)

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 4, 2020, Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”), a majority owned subsidiary of Senmiao Technology Limited (the “Company”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong), a Chinese limited liability company in which Hunan Ruixi owns a 35% equity interest and controls the remaining 65% equity interest through voting agreements with the other shareholders (the “Voting Agreements”), and the other shareholders of Jinkailong entered into an agreement (the “JKL Investment Agreement”) with Hongyi Industrial Group Co., Ltd. (“Hongyi”), a group company focusing on real estate and industrial investment which is an affiliate of the largest shareholder of Chengdu Road & Bridge Engineering Co., Ltd., a construction engineering company publicly listed on the A-Share market in China. Jinkailong is an automobile transaction and related services company in Chengdu City, Sichuan Province, China, which primarily facilitates automobile sales and financing transactions to drivers in the ride-hailing service sector and provides relevant after-transaction services and car rental services.

Pursuant to the JKL Investment Agreement, Jinkailong agreed to issue and Hongyi agreed to subscribe for a 27.66% equity interest in Jinkailong in consideration of RMB50 million (approximately $7.1 million) (the “Investment”). The Investment will be made in two payments: (i) the first payment of RMB10 million (approximately $1.4 million) is due no later than September 30, 2020 and (ii) the remaining RMB40 million (approximately $5.7 million) is due within 30 days after the record-filing of the Investment has been made with the local PRC government and the other shareholders of Jinkailong having made their respective capital contributions in full in cash, but no later than December 31, 2020. As a result, Hunan Ruixi will be required to pay RMB3.5 million (approximately $0.5 million) to Jinkailong as a capital contribution. Upon the full payment of the consideration, the Investment will be deemed to be closed (the “Closing”).

As a result of the Investment, the original shareholders’ ownership percentage will be proportionally diluted but Hunan Ruixi will continue to control Jinkailong pursuant to the Voting Agreements.

The JKL Investment Agreement sets performance targets for Jinkailong during a three-year performance commitment period following the Closing. During the performance commitment period, Jinkailong has agreed, and its original shareholders have agreed to cause Jinkailong, to seek to achieve annual revenue for Jinkailong of no less than RMB52 million (approximately $7.4 million), RMB90 million (approximately $12.7 million) and RMB110 million (approximately $15.6 million), respectively, and annual net profit of no less than RMB10 million (approximately $1.4 million), RMB20 million (approximately $2.8 million) and RMB25 million (approximately $3.5 million), respectively, during the first, second and third year of the performance commitment period.

The JKL Investment Agreement also provides Hongyi certain shareholder rights, including, but not limited to, the right to receive any undistributed dividends, a right of first refusal for any equity transfer from the other shareholders of Jinkailong, a tag-along right during the performance commitment period, anti-dilution rights, redemption rights, subscription rights and priority in liquidation or dissolution of Jinkailong. Specifically, pursuant to the redemption right provision in the JKL Investment Agreement, in the event that Jinkailong (i) fails to become public through an IPO for a valuation of no less than RMB350 million (approximately $49.5 million) or merge with a public company for a valuation of no less than RMB300 million (approximately $42.5 million) within the six months following the performance commitment period, (ii) fails to achieve an accumulated net profit of RMB24 million (approximately $3.4 million) for the first two years of the performance commitment period or a net profit of RMB20 million (approximately $2.9 million) for the third year of the performance commitment period, or (iii) has any material and adverse change to its core business, including but not limited to being included in the list of dishonest persons and loss of over one third of its online ride-hailing taxi operating licenses, as well as bankruptcy, liquidation or cessation of operations, Hongyi shall have the right to require certain shareholders of Jinkailong (including Hunan Ruixi) to repurchase all of its equity interest in Jinkailong. Based on a repurchase formula provided for in the JKL Investment Agreement, the maximum repurchase amount that Hunan Ruixi would be subject to is RMB28,320,000 (approximately $4.0 million).

Under the JKL Investment Agreement, the other shareholders of Jinkailong, except one individual shareholder, are prohibited from disposing of their equity interest in Jinkailong until six months after the performance commitment period. In addition, all parties have acknowledged and agreed to comply with relevant U.S. securities regulations on confidentiality of material nonpublic information regarding the Company that they may receive on account of their ownership of Jinkailong.

The principal use of proceeds from the Investment will be to support Jinkailong’s automobile purchase and finance business, provided that Hongyi’s prior consent is required if the proceeds are to be used for any automobile business investment that exceeds RMB1 million (approximately $0.7 million) or for any non-automobile business investment (regardless of the amount). Jinkailong plans to use the proceeds from the Investment to expand its auto business in Chengdu, China. Specifically, Jinkailong plans to purchase more automobiles for its car rental business and open additional retail stores to provide auto financing and transaction facilitation services to ride-hailing drivers in Chengdu.

The foregoing description of the JKL Investment Agreement is only a summary and is qualified in its entirety by reference to the full text of the JKL Investment Agreement which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 8, 2020, the Company issued a press release announcing the JKL Investment Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	English Translation to Investment Agreement, dated July 4, 2020, by and among Hongyi Industrial Group Co., Ltd., Hunan Ruixi Financial Leasing Co., Ltd., Sichuan Jinkailong Automobile Leasing Co., Ltd. and other shareholders of Jinkailong
99.1	Press Release, dated July 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2020	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer